Exhibit 10.34

THIRD PARTY PLEDGE AND SECURITY AGREEMENT

          This THIRD PARTY PLEDGE AND SECURITY AGREEMENT (this “Pledge Agreement”), dated as of October 1, 2004, is made by GBC KANSAS, INC., a Kansas corporation (“Pledgor”), for the benefit of BANK ONE, NA, a national banking association with its principal place of business at 120 South LaSalle Street, Chicago, Illinois 60603 (“Bank”), and is joined in by GOLD BANC CORPORATION, INC., a Kansas corporation (the “Company”).

R E C I T A L S:

          A. Gold Banc Corporation, Inc. Employee Stock Ownership Plan and Trust (“Borrower”) is an employee stock ownership plan as such term is defined under Sections 401(a) and 4975(e) of the Internal Revenue Code of 1986, as amended (the “Code”), and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), established by the Company for the benefit of its employees and the employees of its direct and indirect subsidiaries.

          B. Borrower has obtained financial accommodation from Bank pursuant to that certain Loan Agreement dated of even date herewith (the “Loan Agreement”) between Borrower and Bank.

          C. It is a condition to the making by Bank to Borrower of the financial accommodation described in the Loan Agreement that Pledgor and the Company shall have executed and delivered to Bank a guarantee in the form attached as an exhibit to the Loan Agreement (the “Guarantee”), and further, that Pledgor secure payment of all of its obligations to Bank under the Guarantee by pledging to Bank 100% of the capital stock of Gold Bank, a Kansas state bank with its main office located in Leawood, Kansas (“Gold Bank-Kansas”).

          D. Pledgor will obtain benefits as a result of the financial accommodation made to Borrower and, accordingly, desires to execute and deliver this Pledge Agreement to satisfy the condition described in the preceding paragraph.

          NOW, THEREFORE, to induce Bank to advance funds to Borrower as described in the Loan Agreement, and in consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T:

          Section 1. Grant of Security Interest; Release of Collateral. To secure the Obligations (as defined below) and subject to the immediately following sentence, Pledgor hereby pledges and grants to Bank a security interest in and hereby transfers and delivers to Bank the following property and documents: (a) all of the shares of capital stock of Gold Bank-Kansas owned by Pledgor; (b) any and all shares of the capital stock of Gold Bank-Kansas that Pledgor subsequently acquires, directly or indirectly; (c) any and all other shares of capital stock hereinafter issued to Pledgor by Gold Bank-Kansas, including all substitutions of, and additions to, such stock; (d) certificates representing the shares of capital stock described in (a),

(b) and (c) above; (e) duly executed and undated, irrevocable stock powers for the capital stock described in (a), (b) and (c) above, in form and content satisfactory to Bank, and all requisite federal and state stock transfer tax stamps, if any (the items described in (a), (b) and (c) above may collectively be referred to as the “Pledged Stock”); (f) all income and profits thereof, all distributions thereon, all other proceeds thereof and all rights, benefits and privileges pertaining to or arising from the Pledged Stock; and (g) such other collateral that may be provided after the date hereof to secure the Obligations. All property at any time pledged with Bank hereunder or in which Bank is granted a security interest hereunder (whether described herein or not), and subject to the provisions of Section 3 below, all income therefrom and proceeds thereof, may be referred to collectively as the “GBC Pledged Security.”

          Section 2. Obligations. The obligations secured by this Pledge Agreement are the following (referred to collectively as the “Obligations”):

                    (a) all indebtedness, obligations, duties, and agreements of Pledgor contained in (including, but not limited to, the payment of all indebtedness of Pledgor in respect of) the Guarantee;

                    (b) all sums advanced by, or on behalf of, Bank in connection with, or relating to, the Guaranty including, but not limited to, any and all sums advanced to preserve the GBC Pledged Security, or to perfect Bank’s security interest in the GBC Pledged Security;

                    (c) in the event of any proceeding to enforce the satisfaction of the Obligations, or any of them, or to preserve and protect its rights under the Guaranty or any other agreement, document or instrument relating to the transactions contemplated in the Guaranty, the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the GBC Pledged Security, or of any exercise by Bank of its rights, together with reasonable attorneys’ fees, expenses and court costs; and

                    (d) any indebtedness, obligation, duty, or liability of Pledgor to Bank, whether direct or indirect, joint or several, absolute or contingent, now or hereafter existing, however created or arising and however evidenced.

          Section 3. Additional Terms.

                    (a) Pledgor agrees that Bank shall have full and irrevocable right, power and authority, to collect, withdraw or receipt for all amounts due or to become due and payable upon, in connection with, or relating to, the GBC Pledged Security, to execute any withdrawal receipts respecting the GBC Pledged Security and to endorse the name of Pledgor on any or all documents, instruments or commercial paper given in payment thereof, and at Bank’s discretion to take any other action, including, but not limited to, the transfer of any GBC Pledged Security into Bank’s own name or the name of any nominee for Bank, which Bank may reasonably deem necessary or appropriate to preserve or protect Bank’s interest in any of the GBC Pledged Security.

                    (b) Unless a Default shall have occurred, Pledgor shall be entitled to vote any and all shares of the Pledged Stock and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast, no consent, waiver or ratification shall be given and no action shall be taken by Pledgor that would violate or be inconsistent with any of the terms of the Loan Agreement, the Note or this Pledge Agreement, or that would have the effect of impairing the position or interests of Pledgor or any holder of the Note. All such rights of Pledgor to vote and to give consents, waivers and ratifications shall cease upon the occurrence of a Default and thereafter only Bank (or its nominees) shall be entitled to exercise all such rights.

                    (c) Unless a Default shall have occurred, all dividends and other distributions payable in respect of the GBC Pledged Security shall be paid to Pledgor. Upon the occurrence of a Default, all such dividends and other distributions and payments shall be paid only to Bank (or its nominees). After a Default shall have occurred, all such amounts paid in respect of the GBC Pledged Security shall, until paid or delivered to Bank, be held in trust for the benefit of Bank as additional GBC Pledged Security to secure the Obligations.

          Section 4. Representations and Warranties. Pledgor further represents and warrants, as of the date hereof, that:

                    (a) Each of Pledgor and its Subsidiaries: (i) is a duly organized and validly existing corporation or bank in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite power and authority, corporate or otherwise, to own, operate and lease its properties and to carry on its business as now being conducted; (iii) is duly qualified as a foreign corporation and in good standing in all states in which it is doing business, except where it is not required to qualify or where the failure to so qualify would not have a material adverse effect on its business.

                    (b) Pledgor has the corporate power to execute, deliver and perform the terms and provisions of this Pledge Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Pledge Agreement. Pledgor has duly executed and delivered this Pledge Agreement, and this Pledge Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws and subject to general principles of equity. No basis presently exists for any claim against Bank under this Pledge Agreement or with respect to the enforcement thereof, and this Pledge Agreement is subject to no defenses of any kind.

                    (c) Neither the execution, delivery or performance by Pledgor of this Pledge Agreement, nor compliance by it with the terms and provisions hereof will: (i) contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality; (ii) conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (as defined in the Loan Agreement) upon any of the property or assets of Pledgor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which Pledgor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject; or (iii) violate any provision of the articles or certificate of incorporation, charter or bylaws of Pledgor or any of its Subsidiaries.

                    (d) Pledgor is the legal, record and beneficial owner of, and has good and marketable title to, the GBC Pledged Security, subject to no Lien, except the security interest created by this Pledge Agreement or otherwise in favor of Bank.

                    (e) The Pledged Stock represents 100% of the issued and outstanding capital stock of Gold Bank-Kansas.

                    (f) The pledge, assignment and delivery of the GBC Pledged Security pursuant to this Pledge Agreement creates a valid first lien and security interest in the GBC Pledged Security in favor of Bank, and the proceeds thereof, subject to no prior Lien or to any agreement purporting to grant to any third party a security interest in the assets of Pledgor which would include any of the GBC Pledged Security (except as may exist in favor of Bank).

                    (g) None of the Pledged Stock constitutes margin stock, as defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System.

                    (h) Except as disclosed in the Loan Agreement, to Pledgor’s Knowledge, no condition, circumstance, document, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which could adversely affect the validity or priority of the Liens granted Bank hereunder, which could materially adversely affect the ability of Pledgor to perform the obligations under this Pledge Agreement, which would constitute a default hereunder or thereunder or which would constitute such a default with the giving of notice or lapse of time or both.

                    (i) None of the actions contemplated by this Pledge Agreement are in violation of or restricted by any restrictive agreement, stop transfer order, any legend appearing on the certificates evidencing any of the GBC Pledged Security consisting of stock, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any state blue-sky or securities law or any rule or regulation issued under the foregoing acts and laws.

                    (j) The GBC Pledged Security is genuine and in all respects represents what it purports to be and all the shares of the Pledged Stock have been duly and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights or any agreement by which Gold Bank-Kansas is bound.

                    (k) Pledgor has either previously or simultaneously herewith delivered to Bank the certificates for all of the Pledged Stock, together with appropriate stock powers therefor executed in blank by Pledgor.

          Section 5. Covenants. Pledgor further agrees that:

                    (a) Pledgor will not sell, assign, redeem, transfer, exchange or otherwise dispose of, or grant any option with respect to, the GBC Pledged Security, nor will it create, incur or permit to exist any Lien with respect to any of the GBC Pledged Security, or any interest therein, or any proceeds thereof, except for the security interest provided for by this Pledge Agreement.

          (b) Pledgor will at all times defend Bank’s right, title and security interest in and to the GBC Pledged Security and the proceeds thereof against any and all claims and demands of any person adverse to the claims of Bank.

                    (c) Pledgor shall deliver to Bank all the certificates for all the shares of the capital stock of Gold Bank-Kansas that Pledgor may now own directly or indirectly or may at any time hereafter acquire.

                    (d) Pledgor will take such action and execute such documents as Bank may from time to time request relating to the GBC Pledged Security or the proceeds thereof, including, but not limited to, the filing of UCC-1 financing statements, in form reasonably satisfactory to Bank and its counsel, with the Secretaries of State of any State reasonably requested by Bank, in favor of Bank with respect to the GBC Pledged Security and the proceeds thereof.

                    (e) Pledgor shall pay any fees, assessments, charges or taxes arising with respect to the GBC Pledged Security, including, but not limited to, the Obligations described in Section 2(c) and Section 2(d), above. In case of failure by Pledgor to pay any such fees, assessments, charges or taxes, Bank shall have the right, but shall not be obligated, to pay such fees, assessments, charges or taxes, as the case may be, and, in that event, the cost thereof shall be payable by Pledgor to Bank immediately upon demand together with interest at the applicable rate set forth in the Note from the date of disbursement by Bank to the date of payment by Pledgor.

          Section 6. Default. Pledgor shall be in default under this Pledge Agreement upon the occurrence of any one or more of the following events or conditions (each a “Default”):

                    (a) any “Default” under the terms of and as defined in the Loan Agreement;

                    (b) nonpayment of any of the Obligations when due, whether by acceleration or otherwise; and

                    (c) the claim or creation of any Lien upon any of the GBC Pledged Security or the making of any levy, judicial seizure, or attachment thereof or thereon.

          Section 7. Rights of Parties upon Default.

                    (a) In the event of the occurrence of a Default, in addition to all the rights, powers and remedies Bank shall be entitled to exercise, whether vested in Bank by the terms of this Pledge Agreement, the Loan Agreement or the Note, or by law, equity or statute (including, but not limited to, Article 9 of the Illinois Uniform Commercial Code) or otherwise, for the protection and enforcement of its rights in respect of the GBC Pledged Security, Bank shall be entitled to, without limitation (but is under no obligation to Pledgor so to do):

                    (i) transfer all or any part of the GBC Pledged Security into Bank’s name or the name of its nominee or nominees;

                    (ii) after first obtaining all necessary regulatory approvals, vote all or any part of the GBC Pledged Security (whether or not transferred into the name of Bank or any nominee) and give all consents, waivers and ratifications in respect of the GBC Pledged Security and otherwise act with respect thereto as though it were the outright owner thereof;

                    (iii) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the GBC Pledged Security, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk and for such price or prices and on such terms as Bank in its absolute discretion may determine, provided that unless, in the sole discretion of Bank, any of the GBC Pledged Security threatens to decline in value or is or becomes a type sold on a recognized market, Bank will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made, and any GBC Pledged Security remaining after any sale or other disposition shall remain subject to the terms of this Pledge Agreement; and

                    (iv) collect any and all money due or to become due and enforce in Pledgor’s name all rights with respect to the GBC Pledged Security.

For purposes of this Section, any requirements of reasonable notice shall be met if such notice is mailed to Pledgor in accordance with the notice requirements set forth in the Loan Agreement, at least ten (10) days before the time of the sale or disposition. Any sale of any of the GBC Pledged Security conducted in conformity with customary practices of banks, insurance companies or other financial institutions disposing of property similar to the GBC Pledged Security shall be deemed to be commercially reasonable.

                    (b) Unless prohibited by law, Pledgor agrees to give Bank, any prospective purchaser (pursuant to Section 7(a)(iii) above) of the GBC Pledged Security and their respective representatives, full access to further information (including, but not limited to, records, files, correspondence, tax work papers and audit work papers) relating to or concerning Pledgor.

          Section 8. Remedies Cumulative. Each right, power and remedy of Bank provided in this Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or partial exercise by Bank of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Bank of all such other rights, powers or remedies, and no failure or delay on the part of Bank to exercise any such right, power or remedy shall operate as a waiver thereof.

          Section 9. Waiver of Defenses. No renewal or extension of the time of payment of the Obligations; no release or surrender of, or failure to perfect or enforce, any security interest for the Obligations; no release of any person primarily or secondarily liable on the Obligations (including any maker, endorser or guarantor); no delay in enforcement of payment of the Obligations; and no delay or omission in exercising any right or power with respect to the

Obligations or any security agreement securing the Obligations shall affect the rights of Bank in the GBC Pledged Security.

          Section 10. Other Waivers. Waiver by Bank of any Default hereunder, or of any breach of the provisions of this Pledge Agreement by Pledgor, or any right of Bank hereunder, shall not constitute a waiver of any other Default or breach or right, nor the same Default or breach or right on a future occasion.

          Section 11. Severability. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

          Section 12. Pledgor’s Obligations Absolute. The obligations of Pledgor under this Pledge Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way impaired by any circumstance whatsoever, including without limitation: (a) any amendment or modification of either or both of the Notes, this Pledge Agreement, the Loan Agreement or any document or instrument provided for herein or therein or related thereto, or any assignment, transfer or other disposition of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such document or instrument or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such document or instrument or this Pledge Agreement; (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to Pledgor or any of its properties or creditors; or (d) any limitation on Pledgor’s liabilities, obligations, duties, or indebtedness under any such instrument or any invalidity or unenforceability, in whole or in part of any such document or instrument or any term thereof; whether or not Pledgor shall have notice or knowledge of the foregoing.

          Section 13. Termination. This Pledge Agreement shall terminate upon the receipt by Bank of evidence satisfactory to Bank in Bank’s sole and absolute discretion of the payment in full of the Obligations. At the time of such termination, Bank, at the request and expense of Pledgor, will execute and deliver to Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Pledge Agreement and any necessary documents to release any UCC-1 financing statements filed in connection with the GBC Pledged Security, and will duly assign, transfer and deliver to Pledgor such of the GBC Pledged Security as has not yet theretofore been sold or otherwise applied or released pursuant to this Pledge Agreement.

          Section 14. Further Assurances. Pledgor, at its expense, will duly execute, acknowledge and deliver all such instruments and take all such action as Bank from time to time may reasonably request in order further to effectuate the purposes of this Pledge Agreement and to carry out the terms hereof. Pledgor, at its expense, will at all times cause this Pledge Agreement (or a proper notice or statement, in respect hereof) to be duly recorded, published and filed and rerecorded, republished and refiled in such manner and in such places, if any, and will pay or cause to be paid all such recording, filing and other taxes, fees and charges, if any, and will comply with all such statutes and regulations, if any, as may be required by law in order to establish, perfect, preserve and protect the rights and security interests of Bank hereunder.

          Section 15. Notices. All communications provided for or related hereto shall be given in accordance with the notice requirements of the Guaranty.

          Section 16. Amendments. Any term of this Pledge Agreement may be amended only with the written consent of Pledgor and Bank. Any amendment effected in accordance with this Section shall be binding upon the holder of the Note at the time outstanding, each future holder of the Note and Pledgor.

          Section 17. Assigns. This Pledge Agreement and all rights and liabilities hereunder and in and to any and all GBC Pledged Security shall inure to the benefit of Bank and its successors and assigns, and shall be binding on Pledgor and Pledgor’s successors and assigns.

          Section 18. Miscellaneous. This Pledge Agreement embodies the entire agreement and understanding between Bank and Pledgor and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Pledge Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. Capitalized terms contained herein and otherwise undefined shall have the meanings given them in the Loan Agreement. Pledgor acknowledges that this Pledge Agreement is and shall be effective upon execution by Pledgor and delivery to and acceptance hereof by Bank, and it shall not be necessary for Bank to execute any acceptance hereof or otherwise to signify or express its acceptance hereof to Pledgor.

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     THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS HAVE BEEN NEGOTIATED, EXECUTED AND DELIVERED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE AT, CHICAGO, ILLINOIS. THE LOANS REFERENCED HEREIN ARE TO BE FUNDED AND REPAID AT, AND THIS PLEDGE AGREEMENT IS OTHERWISE TO BE PERFORMED AT, CHICAGO, ILLINOIS AND THIS PLEDGE AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO: (i) ITS JUDICIALLY OR STATUTORILY PRONOUNCED RULES REGARDING CONFLICT OF LAWS OR CHOICE OF LAW; (ii) WHERE ANY OTHER AGREEMENT IS EXECUTED OR DELIVERED; (iii) WHERE ANY PAYMENT OR OTHER PERFORMANCE REQUIRED BY ANY SUCH AGREEMENT IS MADE OR REQUIRED TO BE MADE; (iv) WHERE ANY BREACH OF ANY PROVISION OF ANY SUCH AGREEMENT OCCURS, OR ANY CAUSE OF ACTION OTHERWISE ACCRUES; (v) WHERE ANY ACTION OR OTHER PROCEEDING IS INSTITUTED OR PENDING; (vi) THE NATIONALITY, CITIZENSHIP, DOMICILE, PRINCIPAL PLACE OF BUSINESS, OR JURISDICTION OR ORGANIZATION OR DOMESTICATION OF ANY PARTY; (vii) WHETHER THE LAWS OF THE FORUM JURISDICTION OTHERWISE WOULD APPLY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS; OR (viii) ANY COMBINATION OF THE FOREGOING. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE PLEDGOR AND THE COMPANY EACH RECOGNIZES THAT THE BANK’S PRINCIPAL OFFICE IS LOCATED IN CHICAGO, ILLINOIS AND THAT THE BANK MAY BE IRREPARABLY HARMED IF REQUIRED TO INSTITUTE OR DEFEND ANY ACTIONS AGAINST THE PLEDGOR OR THE COMPANY IN ANY JURISDICTION OTHER THAN THE NORTHERN DISTRICT OF ILLINOIS OR COOK COUNTY, ILLINOIS; THEREFORE, THE PLEDGOR AND THE COMPANY EACH IRREVOCABLY (a) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THIS PLEDGE AGREEMENT AND/OR THE LOANS REFERENCED HEREIN MAY BE BROUGHT IN THE NORTHERN DISTRICT OF ILLINOIS, IF FEDERAL JURISDICTION IS AVAILABLE, AND, OTHERWISE, IN THE CIRCUIT COURT OF COOK COUNTY, AT THE BANK’S OPTION; (b) CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; (c) WAIVES ANY OBJECTION WHICH THE PLEDGOR OR THE COMPANY MAY HAVE TO THE LAYING OF VENUE IN ANY SUCH SUIT, ACTION OR PROCEEDING IN EITHER SUCH COURT; AND (d) AGREES TO JOIN THE BANK IN ANY PETITION FOR REMOVAL TO EITHER SUCH COURT BROUGHT BY THE BANK. THE PLEDGOR AND THE COMPANY EACH WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE PLEDGOR, THE COMPANY, OR ITS RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

     THE PLEDGOR AND THE COMPANY EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS PLEDGE AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE PLEDGOR, THE COMPANY, OR THE BANK. THE PLEDGOR AND THE COMPANY EACH ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS PLEDGE AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. THE PLEDGOR AND THE COMPANY FURTHER ACKNOWLEDGES THAT (a) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (b) THIS WAIVER HAS BEEN REVIEWED BY THE PLEDGOR, THE COMPANY, AND THEIR COUNSEL AND IS A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS PLEDGE AGREEMENT AND TO ENTER INTO THE OTHER LOAN DOCUMENTS, AND (c) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS AS FULLY INCORPORATED THEREIN. IN THE EVENT OF LITIGATION, A COPY OF THIS DOCUMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

GBC KANSAS, INC.	BANK ONE, NA
By: /s/ Rick J. Tremblay	By: /s/ Doug Gallun
Rick J. Tremblay	Doug Gallun
Vice President	First Vice President

GOLD BANC CORPORATION, INC.
By: /s/ Rick J. Tremblay
Rick J. Tremblay
Executive Vice President